FORM OF UNDERWRITING AGREEMENT


     AGREEMENT made as of the day of , 19 by and between FIRST INVESTORS MANAGEMENT COMPANY, INC., a New York corporation with principal business offices at 120 Wall Street, New York, New York 10005 (hereinafter called the "underwriter") and FIRST INVESTORS CORPORATION, a New York corporation with principal business offices at 120 Wall Street, New York, New York 10005 (hereinafter called the "sponsor").

                              W I T N E S S E T H:

     WHEREAS, the underwriter is the co-underwriter and distributor of the shares of stock of First Investors Global Fund, Inc., a Maryland corporation with principal offices at 120 Wall Street, New York, New York 10005 (hereinafter called the "Fund"), under an agreement with the Fund, dated , 19 ; and

     WHEREAS, the sponsor is engaged in the sponsorship and distribution of periodic payment plans and single payment plans which use the shares of open-end management investment companies as the underlying investment; and

     WHEREAS, the sponsor desires to initiate a new series of periodic payment plans and single payment plans using the shares of the Fund as the underlying investment, having features which, in the light of its long experience as a sponsor and distributor of such plans, it deems most desirable; and the co-underwriter is willing that the sponsor initiate such plans;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein set forth, each party hereto intending to be legally bound thereby, the parties hereto agree as follows:

     1. The sponsor agrees that, as promptly as practicable after the execution of this agreement, it will prepare and file with the United States Securities and Exchange Commission (hereinafter called "S.E.C.") a registration statement under the Investment Company Act of 1940 and a registration statement and prospectus under the Securities Act of 1933, with respect to certain periodic payment plans and single payment plans having shares of the Fund as the underlying investment (hereinafter referred to as the "Plans"), to be sponsored and distributed by the sponsor in accordance with the terms and conditions set forth in such registration statements and prospectus. The sponsor agrees to use its best efforts to maintain the effectiveness of said registration statements, to make from time to time the necessary revisions in said prospectus, and also to qualify the Plans for sale in such states in which the shares of the Fund are qualified for sale as the sponsor shall deem appropriate for sale of the Plans.

     2. The  co-underwriter  agrees that, out of the shares to be


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made  available to it as the  underwriter  and  distributor of the Fund, it will sell to First Pennsylvania Bank N.A. or First Investors Corporation such shares as shall be necessary to meet the requirements for investment under the Plans. The price to be paid to the underwriter for such shares shall be the applicable net asset value thereof as described in the then current prospectus of the Fund.

     3. The sponsor agrees that it will devote its best efforts to the promotion, sale and distribution of the Plans consistent with its sales of other plans. The sponsor agrees that as a part of such best efforts, but not in limitation thereof, it will make the Plans available for sale by its entire sales force and will endeavor to develop a satisfactory gross volume of business.

     4. The sponsor agrees that neither it nor its distributors will offer Plans for sale at a price which involves a total sales charge less than that provided in the then current prospectus of the Fund for outright sales of shares of the Fund of the same dollar amount.

     5. The parties agree to use their respective best efforts to maintain in good standing their respective registrations with the S.E.C. as broker-dealers under the Securities Exchange Act of 1934, and their respective memberships in the National Association of Securities Dealers, Inc.

     6. (a) The sponsor agrees to furnish to the underwriter, when and as prepared, copies of all literature to be used by it or its distributors in connection with the sale of the Plans, and also to furnish to the underwriter, when and as the same are filed with the S.E.C., copies of all registration statements, prospectuses, and revisions thereof relating to the Plans, it being understood and agreed that the underwriter shall have no responsibility for the form or contents of any thereof; provided, however, that nothing herein contained shall relieve the underwriter of any responsibility for the accuracy of any information furnished by it for us in such literature, registration statements or prospectuses.

     (b) The underwriter agrees that it will notify the sponsor in advance of any proposed changes in the current prospectus of the Fund; and the parties mutually agree that they will use their respective and joint best efforts to the end that the effective date of any prospectus of the Fund shall coincide with the effective date of the Plans' prospectus of which it is to be a part.

     (c) The underwriter agrees that it will, at its expense, provide or cause to be provided to the sponsor or the custodian a sufficient quantity of each annual revision of the


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


prospectus of the Fund for such distribution to existing planholders as may be required by law or regulation, and the sponsor agrees to effect or cause to be effected the mailing or other transmission of such prospectuses and of all other material, to be furnished by the Fund, that may be required by law or regulation to be distributed to planholders.

     7. The obligations of the parties hereunder shall be and remain suspended during any period in which:

          (a) The underwriter shall not hold an effective underwriting agreement with the Fund.
          (b) A registration statement of the Fund under the Investment Company Act of 1940, or of its shares under the Securities Act of 1933, shall not be effective, or it shall not have an effective current prospectus.
          (c) A registration statement of the Plans under the Investment Company Act of 1940 or under the Securities Act of 1933 shall not be effective, or there shall not be a currently effective prospectus with respect to the Plans.
          (d) The registration of the underwriter or of the sponsor as a broker-dealer under the Securities Exchange Act of 1934 shall not be in effect.
          (e) The sale of shares of the Fund or of the Plans to the public shall otherwise be prohibited or restrained by law or regulation, or by order of any governmental agency; except that any such law, regulation or order limited to any one state shall not affect the obligations of the parties with respect to other areas.

     8. This agreement may be terminated upon thirty days' notice in writing by the party specified below to the other party, as follows:

          (a) By the sponsor if the underwriting agreement between the Fund and the underwriter shall be suspended or terminated and if the suspension shall not be ended or a new agreement entered into within ninety days thereafter.
          (b) By the sponsor or the underwriter upon the termination, revocation or suspension for a period of more than ninety days of the registration of the other party as a broker-dealer under the Securities Exchange Act of 1934.
          (c) By the sponsor or the underwriter upon substitution of another investment in the place of shares of the Fund as the underlying investment of the Plans.
          (d)  By the  sponsor  if for a period of more than  sixty


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


               days there shall not be a registration statement of the shares of the Fund under the Securities Act of 1933.
          (e) By the underwriter if for a period of more than one hundred twenty days there shall not be in effect a registration statement of the Plans under the Securities Act of 1933.
          (f) By either party in the event of the default by the other in the performance of any of its obligations under this agreement, and if such default shall continue for a period of thirty days after notice thereof shall have been given by the party claiming the same.

     9. (a) The term of this agreement shall begin on the date hereof and continue thereafter unless and until either party shall give notice to the other party of its desire that the agreement terminate.
          (b) Upon any termination of this agreement, whether pursuant to this paragraph 9 or to any provision of paragraph 8; the underwriter shall be obligated, so long as it shall hold an effective underwriting agreement with the Fund and shall otherwise be legally permitted to do so, to sell shares of the Fund to the extent necessary to meet the requirements for investment under the Plans outstanding at the date of such termination.

     10. Nothing herein contained shall be deemed to create the relationship of agency between the parties, or to constitute a joint venture, or to authorize either of the parties to obligate the other in any manner whatsoever.

     11. No waiver by either party of the breach of any term or condition of this agreement shall be deemed to be a waiver of such term or condition or of any other or subsequent breach. No modification of this agreement shall be valid unless in writing, signed by the duly authorized officers of both parties, and no such modification shall operate to deprive the holder of any of the Plans of any then existing rights thereunder.

     12. Any notice required or permitted to be given under this agreement shall be sufficiently given if in writing sent by registered mail or certified mail to the appropriate party at its address above set forth, or at such other address as it may from time to time specify for the purpose in a notice similarly given.

     13. This agreement shall extend to and be binding upon the parties hereto and their respective successors, and upon the respective successors to all or substantially all of the business of either party or to that portion of its business which shall be


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


involved in its operation under this agreement. Except to any such successor, this agreement may not be assigned by either party without the prior written consent of the other.

     14. This agreement shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective corporate officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, all as of the day and year first above written.

                                        FIRST INVESTORS MANAGEMENT COMPANY, INC.


                                        By
                                          ---------------------------------

                                             President

ATTEST:


---------------------------------
Secretary
                                        FIRST INVESTORS CORPORATION


                                        By
                                          ---------------------------------

                                             President

ATTEST:


---------------------------------
Secretary



     In consideration of the execution of the foregoing agreement by the respective parties thereto, the undersigned, intending to be legally bound, hereby undertakes and agrees: (a) that it will furnish to the sponsor or the custodian (as defined in said agreement), for mailing as provided in paragraph 8(c) thereof, a sufficient quantity of such communications and other materials as are sent by the undersigned to its stockholders and required by law or regulation to be distributed to holders of the Plans therein described; (b) that it will reimburse to the sponsor the amount of the necessary postage on such communications and other materials, and the reasonable expense of handling and mailing the same, not to exceed the costs actually incurred by the sponsor; and
(c) that if,  during  the term of said  agreement,  FIRST


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


INVESTORS MANAGEMENT COMPANY, INC. shall cease to be underwriter for the shares of the undersigned, the undersigned will require that any other entity which shall become its underwriter will supply shares to the extent necessary to meet the requirements of all of the Plans outstanding at the time of such cessation or, in the alternative, will supply the same itself, all at the applicable net asset value.

Dated this    day of     , 19

                                        FIRST INVESTORS GLOBAL FUND, INC.


                                        By
                                          ---------------------------------

                                             President


ATTEST:

--------------------------------

Secretary




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